SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[X]  Filed by the registrant

[ ]  Filed by a party other than the registrant


Check the appropriate box:


[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Under Rule 14a-12

                           Community Bank System, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies.

--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:_____________________________________________________

(2) Form, Schedule or Registration Statement No.:_______________________________

(3) Filing Party:_______________________________________________________________

(4) Date Filed:_________________________________________________________________

                           COMMUNITY BANK SYSTEM, INC.
                             5790 Widewaters Parkway
                           DeWitt, New York 13214-1883

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

                                                                   April 3, 2001


     TO THE SHAREHOLDERS OF COMMUNITY BANK SYSTEM, INC.:

     At the direction of the Board of Directors of COMMUNITY BANK SYSTEM, INC., a Delaware corporation (the "Company"), NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of the Company (the "Meeting") will be held at 1:00 p.m. on Wednesday, May 2, 2001 at the Wyndham Syracuse Hotel in East Syracuse, New York for the purpose of considering and voting upon the following matters:

     1. The election of three directors to hold office for a term of three years and until their successors have been duly elected.

     2. The approval of an amendment to the Company's 1994 Long Term Incentive Compensation Program.

     3. The transaction of any other business which may properly be brought before the Meeting or any adjournment thereof.

                                      By Order of the Board of Directors


                                      /s/ DONNA J. DRENGEL
                                      -----------------------
                                      Donna J. Drengel
                                      Secretary


-------------------------------------------------------------------------------
   YOUR VOTE IS IMPORTANT. YOU ARE THEREFORE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, EVEN IF YOU EXPECT TO BE
   PRESENT AT THE MEETING. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AT
   THAT TIME AND VOTE IN PERSON IF YOU WISH.
--------------------------------------------------------------------------------

                           COMMUNITY BANK SYSTEM, INC.
                             5790 Widewaters Parkway
                           DeWitt, New York 13214-1883

                                   ----------

                                 PROXY STATEMENT
                 FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 2, 2001

     This Proxy Statement is furnished as part of the solicitation of proxies by the Board of Directors of Community Bank System, Inc. (the "Company"), the holding company for Community Bank, N.A. (the "Bank"), for use at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at 1:00 p.m. on Wednesday, May 2, 2001, at the Wyndham Syracuse Hotel in East Syracuse, New York. This Proxy Statement and the form of Proxy are first being sent to Shareholders on approximately April 3, 2001.

     At the Meeting, the Shareholders will be asked to vote for the election of directors. Three of the total of nine directors who serve on the Company's Board of Directors will stand for re-election to the Board at the Meeting. In addition, the Shareholders will be asked to approve an amendment to the Company's 1994 Long Term Incentive Compensation Program. Finally, voting will be conducted on any other matters which are properly brought before the Meeting.

                            VOTING RIGHTS AND PROXIES

     The Board of Directors of the Company has fixed the close of business on March 19, 2001 as the record date for determining which Shareholders are entitled to notice of and to vote at the Meeting. At the close of business on the record date, 7,960,923 shares of common stock, no par value, were outstanding and entitled to vote at the Meeting. This is the Company's only class of voting stock outstanding. Each share of outstanding common stock is entitled to one vote with respect to each item to come before the Meeting. There will be no cumulative voting of shares for any matter voted upon at the Meeting. The Bylaws of the Company provide that one-third of the outstanding shares of the Company, represented in person or by proxy, shall constitute a quorum at a shareholder meeting. The Company is not aware of any persons who beneficially own more than 5% of the outstanding voting stock of the Company as of the record date for the Meeting.

     If the enclosed form of Proxy is properly executed and returned to the Company prior to or at the Meeting, and if the Proxy is not revoked prior to its exercise, all shares represented thereby will be voted at the Meeting and, where instructions have been given by a Shareholder, will be voted in accordance with such instructions.

     Any Shareholder executing a Proxy which is solicited hereby has the power to revoke it at any time prior to its exercise. A Proxy may be revoked by giving written notice to the Secretary of the Company at the Company's address set forth above, by attending the Meeting and voting the shares of stock in person, or by executing and delivering to the Secretary a later-dated Proxy.

     The Company will bear all costs of soliciting Proxies. The solicitation of Proxies will be by mail, but Proxies may also be solicited by telephone, telegram, or in person by directors, officers, and other regular employees of the Company or of the Bank. In addition, the Company has retained D.F. King & Co., Inc., New York, New York, to aid in the distribution of the proxy materials for a fee of $6,000 plus reimbursement of reasonable out-of-pocket expenses. Should the Company, in order to solicit Proxies, request the assistance of other financial institutions, brokerage houses, or other custodians, nominees, or fiduciaries, the Company will reimburse such persons for their reasonable expenses in forwarding proxy materials to Shareholders and obtaining their Proxies.

     The Annual Report of the Company for the fiscal year ended December 31, 2000, incorporating the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission, is being sent to Shareholders with this Proxy Statement.

ITEM 1: ELECTION OF DIRECTORS AND INFORMATION WITH RESPECT TO DIRECTORS AND EXECUTIVE OFFICERS

     The first Item to be acted upon at the Meeting is the election of three directors, each to hold office for three years and until his successor shall have been duly elected and qualified. The nominees receiving a plurality of the votes represented in person or by proxy at the Meeting will be elected directors.

     All Proxies in proper form which are received by the Board prior to the election of directors at the Meeting will be voted "FOR" the nominees listed below, unless authority is withheld in the space provided on the enclosed Proxy. Each nominee is presently a director of the Company, and each director of the Company is also a director of the Bank. In the event any nominee declines or is unable to serve, it is intended that the Proxies will be voted for a successor nominee designated by the Board. All nominees have indicated a willingness to serve, and the Board knows of no reason to believe that any nominee will decline or be unable to serve if elected. The nine members of the Board (including the nominees for re-election at the Meeting, if elected) are expected to continue to serve on the Board until their respective terms expire. The Company's Bylaws require a director to retire effective December 31 of the year in which he or she turns 70 years of age. In accordance with the Bylaws, Richard C. Cummings retired from the Board effective December 31, 2000. Paul M. Cantwell, Jr. was appointed to the Board in connection with the Bank's recently-consummated acquisition of the Citizens National Bank of Malone.

     The information set forth below is furnished for each nominee for director to be elected at the Meeting, each director of the Company whose term of office continues after the Meeting, and certain persons contingently chosen to become directors in connection with the Company's pending merger with First Liberty Bank Corp. ("First Liberty") (See footnote "(f)" on page 5). The share ownership numbers for certain directors include shares that would be issuable upon exercise of "Offset Options" granted to these directors in order to reduce the Company's liability under its Stock Balance Plan. The purpose of the Offset Options, which were approved by the Company's Shareholders at the 1998 Annual Meeting, is explained on pages 7-8. See footnote "(e)" on page 5 for the number of currently exercisable stock options (including, without limitation, Offset Options) held by specific directors.

                                      NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE
                                                                                                    SHARES OF COMPANY COMMON
                                                                                                  STOCK BENEFICIALLY OWNED (c)
                                                                   BUSINESS                         AS OF MARCH 19, 2001 (d)
         NAME AND               DIRECTOR OF THE                EXPERIENCE DURING               -----------------------------------
         AGE (a)                 COMPANY SINCE                PAST FIVE YEARS (b)                NUMBER(e)           PERCENT
---------------------------    ------------------    --------------------------------------    ---------------   -----------------
NOMINEES (FOR TERMS TO EXPIRE AT ANNUAL MEETING IN 2004):

John M. Burgess                      1991            Retired. Prior to 1991,
Age 64                                               President of Kinney Drugs,                   56,821              .71%
                                                     Inc., a drug and retail
                                                     chain with stores located
                                                     throughout northern New
                                                     York.


Nicholas A. DiCerbo                  1984            Partner, law firm of DiCerbo and             119,612             1.49%
Age 54                                               Palumbo, Olean, New York.

James A. Gabriel                     1984            Owner, law firm of Franklin &                 82,394             1.03%
Age 53                                               Gabriel, Ovid, New York.

                                      NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE

                                                                                                    SHARES OF COMPANY COMMON
                                                                                                  STOCK BENEFICIALLY OWNED (c)
                                                                   BUSINESS                         AS OF MARCH 19, 2001 (c)
         NAME AND               DIRECTOR OF THE                EXPERIENCE DURING               -----------------------------------
         AGE (a)                 COMPANY SINCE                PAST FIVE YEARS (b)                NUMBER(e)           PERCENT
---------------------------    ------------------    --------------------------------------    ---------------   -----------------
DIRECTORS CONTINUING IN OFFICE
TERMS EXPIRING AT ANNUAL MEETING IN 2003:

Sanford A. Belden                    1992            President and Chief Executive                 62,519              .78%
Age 58                                               Officer of the Company.

Lee T. Hirschey                      1991            Chairman and Chief Executive                  70,793              .88%
Age 65                                               Officer, Climax Manufacturing
                                                     Company, converter and
                                                     manufacturer of paper
                                                     products with facilities
                                                     in Castorland, Lowville,
                                                     and West Carthage, New
                                                     York.

David C. Patterson                   1991            President and owner of Wight and              59,897              .75%
Age 59                                               Patterson, Inc., manufacturer and
                                                     seller of livestock feed located in
                                                     Canton, New York.
TERMS EXPIRING AT ANNUAL MEETING IN 2002:
Paul M. Cantwell, Jr.                2001            Owner, law firm of Cantwell &                 76,957              .97%
Age 59                                               Cantwell, Malone, New York. Prior to
                                                     January 2001, President, Citizens
                                                     National Bank of Malone.

William M. Dempsey                   1984            Retired. Prior to 2001, Assistant to          49,794              .62%
Age 62                                               the President, Rochester Institute
                                                     of Technology, Rochester,
                                                     New York; President/Dean,
                                                     American College of
                                                     Management and Technology
                                                     (RIT), Dubrovnik, Croatia
                                                     (August 1997 - July
                                                     1999); prior to August
                                                     1997, Vice President of
                                                     Finance and
                                                     Administration, RIT.

William N. Sloan                     1991            Vice President for Administration             46,873              .59%
Age 66                                               Emeritus, The State University  of
                                                     New York College at
                                                     Potsdam, Potsdam, New
                                                     York; prior to 1997,
                                                     Associate Professor of
                                                     Mathematics.

                                      NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE
                                                                                                    SHARES OF COMPANY COMMON
                                                                                                  STOCK BENEFICIALLY OWNED (c)
                                                                   BUSINESS                         AS OF MARCH 19, 2001 (d)
         NAME AND               DIRECTOR OF THE                EXPERIENCE DURING               -----------------------------------
         AGE (a)                 COMPANY SINCE                PAST FIVE YEARS (b)                NUMBER(e)           PERCENT
---------------------------    ------------------    --------------------------------------    ---------------   -----------------
PERSONS CHOSEN TO BECOME DIRECTORS (F)

Harold Kaplan                         ---            Co-Owner, Montage Foods, Scranton,           0                  0%
Age 67                                               Pennsylvania.

Saul Kaplan                           ---            Co-Owner, Montage Foods, Scranton,           0                  0%
Age 75                                               Pennsylvania.

Peter A. Sabia                        ---            Owner, Valley Dodge Truck Center,            0                  0%
Age 69                                               Dunmore, Pennsylvania.



In addition to the information provided above, the following summarizes the                         SHARES OF COMPANY COMMON
security ownership of the highest paid executive officers who are not also                        STOCK BENEFICIALLY OWNED (c)
directors of the Company:                                                                           AS OF MARCH 19, 2001 (d)
                                                                                               -----------------------------------
                                                                                                 NUMBER(e)           PERCENT
                                                                                               ---------------   -----------------
         James A. Wears                              President, Banking                            72,802              .91%

         Michael A. Patton                           President, Financial Services                 76,976              .96%

         David G. Wallace                            Executive Vice President                      64,105              .80%
                                                     and Chief Financial Officer

         David J. Elias                              President, Chief Executive Officer            65,000              .82%
                                                     and Chief Investment Officer, Elias
                                                     Asset Management, Inc.(g)

         Number of shares of Company common stock beneficially owned by all                       904,543             10.73%
         directors, persons chosen to become directors and executive officers of the Company as a group (16 persons)

          (a) No family relationships exist between any two or more of the current directors or named executive officers of the Company. Harold Kaplan and Saul Kaplan are brothers.

          (b) No nominee for director or continuing director of the Company holds a directorship with any company (other than the Company) which is registered pursuant to Section 12 or subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934, or with any company which is a registered investment company under the Investment Company Act of 1940. Messrs. Kaplan, Kaplan and Sabia are presently directors of First Liberty (See footnote "(f)" on page 5).

          (c) Represents all shares as to which named individual possessed sole or shared voting or investment power as of March 19, 2001, including shares held by, in the name of, or in trust for, spouse and dependent children of named individual and other relatives living in the same household, even if beneficial ownership has been disclaimed as to any of these shares by the nominee or director.

          (d) The listed amounts include shares as to which certain directors and named executive officers are beneficial owners but not the sole beneficial owners as follows: Mr. Burgess' wife holds 5,100 shares; Mr. Cantwell's wife holds 5,100 and Mr. Cantwell holds 10,608 shares as Trustee under a decedent's will; Mr. DiCerbo holds 26,121 shares jointly with his wife, 37,105 shares are held in the name of the law partnership of DiCerbo and Palumbo, and 764 shares are held by his wife; Mr. Hirschey's wife holds 1,000 shares and Mr. Hirschey holds 14,000 shares as Trustee for the Retirement Plan of Employees of Climax Manufacturing Company; Mr. Patterson holds 2,380 shares jointly with his wife and 1,434 shares as Trustee for the Wight and Patterson Retirement Plan; Mr. Patton is the beneficial owner of 10,916 shares held by the Company's 401(k) plan, his wife holds 1,400 shares, and his daughter holds 736 shares; Mr. Sloan holds 166 shares jointly with his wife, and his wife holds 492 shares; Mr. Wallace is the beneficial owner of 13,366 shares held by the Company's 401(k) plan; Mr. Wears is the beneficial owner of 17,465 shares held by the Company's 401(k) plan, he holds 5,803 shares jointly with his wife, and his wife holds 4,123 shares in her own name; and Mr. Elias's wife holds 22,500 shares and 10,000 shares are held in a trust for which Mr. Elias serves as investment advisor.

          (e) Includes shares that the following individuals currently have the right to acquire, or will have the right to acquire within 60 days of March 19, 2001, through exercise of stock options issued by the Company: Mr. Belden, 21,009 shares; Mr. Burgess, 44,101 shares; Mr. Dempsey, 48,194 shares; Mr. DiCerbo, 49,587 shares; Mr. Gabriel, 52,364 shares; Mr. Hirschey, 44,101 shares; Mr. Patterson, 48,885 shares; Mr. Sloan, 44,779 shares; Mr. Patton, 36,764 shares; Mr. Wallace, 37,681 shares; and Mr. Wears, 41,214 shares. These shares are included in the total number of shares outstanding for the purpose of calculating the percentage ownership of the foregoing individuals and of the group as a whole, but not for the purpose of calculating the percentage ownership of other individuals listed in the foregoing table.

          (f) The Company has entered into a Merger Agreement with First Liberty dated as of November 29, 2000, providing for the merger of First Liberty with and into the Company. The consummation of the merger is presently expected to occur in the second quarter of 2001, and is subject to certain conditions including the receipt of necessary regulatory approvals and the approval of the shareholders of the Company and First Liberty at special shareholders meetings currently scheduled for April 23, 2001. Pursuant to the terms of the Merger Agreement, the Company has agreed to appoint three of First Liberty's directors, Saul Kaplan, Harold Kaplan, and Peter A. Sabia, to serve as members of its Board of Directors, effective upon consummation of the merger, for terms expiring at the 2002, 2003 and 2004 annual Shareholders meetings, respectively.

          (g) Elias Asset Management, Inc. is a wholly-owned subsidiary of the Bank.

BOARD COMMITTEES AND MEETINGS

     The Board of Directors of the Company held 12 regularly scheduled meetings and three special meetings during the fiscal year ended December 31, 2000. During this period, each director of the Company attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by committees of the Board on which he served.

     Among its standing committees, the Board of the Bank has an Audit/Compliance/Risk Management Committee which also serves as the Company's Audit Committee. As described more fully on page 20, the Audit/Compliance/Risk Management Committee reviews internal and external audits of the Company and the Bank and the adequacy of the Company's and the Bank's accounting, financial, and compliance controls, and investigates and makes recommendations to the Company's Board and the Bank's Board regarding the appointment of independent auditors. During 2000, this Committee held four meetings and its present members are Directors William M. Dempsey (Chair), John M. Burgess, and William N. Sloan.

     The Bank's Board also has a Personnel Committee which reviews and makes recommendations to the Bank's Board regarding compensation adjustments and employee benefits to be instituted and which also serves as the Company's Personnel Committee. As described more fully on pages 17-19, the Personnel Committee reviews the compensation of nonofficer employees in the aggregate, and the salaries and performance of executive officers are reviewed individually. The Personnel Committee held seven meetings in 2000, and its present members are Directors William N. Sloan (Chair), Paul M. Cantwell, Jr., Nicholas A. DiCerbo, and Lee T. Hirschey.

     The Company has a Nominating Committee which makes recommendations to the Board for nominees to serve as directors. The Nominating Committee will consider written recommendations from shareholders for nominees to serve on the Board that are sent to the Secretary of the Company at the Company's main office. The Nominating Committee held one meeting in 2000, and its present members are Directors William M. Dempsey (Chair), David C. Patterson, and Lee T. Hirschey.

     The President and Chief Executive Officer of the Company serves as an ex officio member of all Board committees except the Audit Committee and receives no compensation for serving in this capacity. Mr. Gabriel, as Chair of the Board, also serves as a member of all Board Committees except the Audit Committee.

COMPENSATION OF DIRECTORS

     As directors of both the Company and the Bank, Board members receive an annual retainer of $8,000, $500 for each Board meeting they attend, and $350 for each committee meeting they attend. Mr. Belden does not receive an annual retainer or compensation for attending Board and committee meetings. The Chair of the Board receives an all inclusive $46,000 retainer for serving in that capacity. The Chair of the Loan Committee, the Personnel Committee, and the Strategic/Executive Committee each receives an annual retainer of $2,500; and the Chair of the Investment Committee, the Technology Committee, the Trust Committee, and the Audit/Compliance/Risk Management Committee each receives an annual retainer of $750. The Company pays the travel expenses incurred by each director in attending meetings of the Board.

     Directors may elect to defer all or a portion of their director fees pursuant to a Deferred Compensation Plan for Directors. Directors who elect to participate in the Plan designate the percentage of their director fees which they wish to defer (the "deferred fees") and the date to which they wish to defer payment of benefits under the plan (the "distribution date"). The plan administrator establishes an account for each participating director and credits to such account (i) on the date a participating director would have otherwise received payment of his deferred fees, the number of deferred shares of Company Common Stock which could have been purchased with the deferred fees, and (ii) from time to time such additional number of deferred shares which could have been purchased with any dividends which would have been received had shares equal to the number of shares credited to the account actually been issued and outstanding. On the distribution date, the participating director shall be entitled to receive shares of Company common stock equal to the number of deferred shares credited to the director's account either in a lump sum or in annual installments over a three, five or ten year period. The effect of the plan is to permit directors to invest deferred director fees in stock of the Company, having the benefit of any stock price appreciation and dividends as well as the risk of any decrease in the stock price. To the extent that directors participate in the plan, the interests of participating directors will be more closely associated with the interests of shareholders in achieving growth in the Company's stock price.

     In 1995, the directors re-evaluated their total compensation arrangement, in light of the increased responsibility associated with the changing nature of the Company and the "Blue Ribbon Report" issued by the National Association of Corporate Directors. Among other things, the Blue Ribbon Report suggests that director compensation be structured so that it is specifically aligned with the long-term interests of shareholders. Effective January 1, 1996, the Company's 1994 Long Term Incentive Compensation Program (the "Incentive Plan") was amended to allow for the issuance of Non-Qualified Stock Options to nonemployee directors. The Board believes that providing for the grant of Non-Statutory Stock Options to nonemployee directors is in the best interests of the Company. In the spirit of the Blue Ribbon Report, such a provision more closely aligns the interests of individual directors with the long-term interests of the Company's Shareholders, and enables the Company to continue to attract qualified individuals to serve on the Board. In particular, when directors receive equity-based compensation such as stock options, their overall compensation is enhanced when the market price of the Company's common stock increases and is adversely affected when the market price of the Company's common stock decreases.

     The Incentive Plan provides that each eligible nonemployee director is to receive an option to purchase 2,000 shares of common stock on or about January 1st of each year. Each option granted to a nonemployee director is granted at an option price per share equal to the market value per share of the Company's common stock on the date of grant, and is fully exercisable upon its date of grant, provided that shares of common stock acquired pursuant to the exercise of such options may not be sold or otherwise transferred by a director within six months of the grant. Each option is exercisable until the earlier of (i) ten years from the date of grant, or (ii) termination of the optionee's service on the Board for cause (as defined in the Incentive Plan). Notwithstanding the foregoing, to the extent that the Committee appointed by the Board to administer the Incentive Plan determines that grants may be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, the Non-Statutory Stock Options granted to eligible nonemployee directors shall relate to a number of shares of common stock to be determined based upon the financial performance of the Company. Such financial performance shall be determined based upon factors including (but not limited to) the Company's asset quality, return on equity, and CAMELS rating (a measurement of capital, assets, management, earnings, liquidity and sensitivity utilized by the Office of the Comptroller of the Currency, the Bank's primary regulator). Pursuant to the 1996 amendment to the Incentive Plan, each eligible nonemployee director received an option to purchase 5,809 shares effective January 1, 2000.

     In addition, in keeping with the spirit of the Blue Ribbon Report, effective January 1, 1996, the Board adopted a "Stock Balance Plan" for nonemployee directors of the Company who have completed at least six months of service as director. The plan establishes an account for each eligible director. Amounts credited to those accounts reflect the value of 200 shares of the Company's Common Stock for each year of service between 1981 and 1995 at the December 31, 1995 market value, plus an annual amount equal to 200 additional shares of Common Stock beginning in 1996, plus an annual earnings credit equal to the one-year average total return on the Company's Common Stock. The crediting of additional units beginning in 1996 is subject to an adjustment factor which reflects the Company's asset quality, return on equity and CAMELS rating. The account balance is payable to each director in the form of a lifetime annuity or, at the election of the director, monthly installment payments over a three, five, or ten year period following the later of age 55 or disassociation from the Board, is subject to a six-year vesting schedule, and is forfeitable in the event of termination from the Board for cause.

     In 1998, amendments to the Stock Balance Plan and the Incentive Plan were approved by the Company's shareholders allowing the grant of "Offset Options" to directors under the Incentive Plan. The effect of these Offset Options is to permit the Company to reduce the grantee's Stock Balance Plan account balance by an amount equal to the growth in value of the Offset Options (i.e., the amount by which the aggregate fair market value of the Common Stock underlying the Offset Options exceeds the aggregate exercise price of the Offset Options) as of the date on which the director's account is valued, provided that a director's account may not be reduced below zero. As such, the Offset Options are not intended to materially change the level of compensation to participating directors under the Stock Balance Plan, but are intended to reduce the cost of director compensation to the Company. In the event that the growth in value of a director's Offset Options is less than the value of the director's Stock Balance Plan account as of the date that the Offset Options are exercised, the shortfall will be paid to the director either in cash or, at the Company's option in the case of an exercise prior to retirement, by the issuance of additional Offset Options. In the event that the growth in value of a director's Offset Options exceeds the value of the director's Stock Balance Plan account, no adjustment will be made.

     The Bank has a consulting agreement with Paul M. Cantwell, Jr., a director of the Company and the Bank and the former Chairman and President of Citizens National Bank of Malone. Under this agreement, Mr. Cantwell will provide consulting services to the Bank until January 26, 2006 to facilitate the transition of Citizens National Bank's business and operations to the Bank, develop new business opportunities in the market areas formerly served by Citizens National Bank, and advise the Bank regarding corporate and business matters. Mr. Cantwell will provide these services on a part-time basis (not to exceed 250 hours per year), and will be paid $50,000 per year. This amount is to paid on a "grossed-up" basis for any Medicare and social security taxes (but not federal, state or local income taxes) payable by Mr. Cantwell on the amount. This means that in effect the Company will pay his Medicare and social security taxes. Pursuant to the agreement, the Bank has also agreed to pay the premiums for a life insurance policy for Mr. Cantwell's beneficiaries. This policy must provide coverage for no less than the remaining payments due under the consulting agreement. Finally, the Bank will make available health insurance coverage for Mr. Cantwell and his spouse on the same basis as its employees until age 65 and, thereafter, on the same basis as other retirees of the Bank.


ITEM 2: APPROVAL OF AMENDMENT TO 1994 LONG TERM INCENTIVE COMPENSATION
        PROGRAM

     The Community Bank System, Inc. 1994 Long Term Incentive Compensation Program (the "Incentive Plan") was originally approved by the Company's Shareholders at the Company's 1994 annual meeting. The purpose of the Incentive Plan is to enable the Company to attract, retain and reward employees and directors through a comprehensive equity-based incentive compensation program, and to more closely align the interests of employees and directors with the interests of the Company's Shareholders.

     The Board of Directors has approved an amendment to the Incentive Plan, subject to approval by the Shareholders at the Meeting, to increase the number of shares available for issuance under the Incentive Plan from 985,000 to 2,525,000. In view of the historical and continued growth of the Company and the Bank, including previous acquisitions and the pending merger with First Liberty Bank Corp., the Board believes that adoption of the proposed amendment is necessary for the Company to continue its ability to attract, retain, and motivate highly qualified individuals to represent Shareholder interests by serving as directors and employees.

     The following is a summary of the Incentive Plan, together with a summary of the proposed amendment. These summaries are qualified in their entirety by reference to the specific provisions of the Incentive Plan, the full text of which (after giving effect to the proposed amendment) is available upon written request addressed to Ms. Donna Drengel, Corporate Secretary, Community Bank System, Inc., 5790 Widewaters Parkway, DeWitt, New York 13214-1883.

GENERAL FEATURES OF THE INCENTIVE PLAN

     The Incentive Plan, as amended by the Shareholders at the 1996 and 1998 annual meetings, empowers the Company to award to officers and other key employees of the Company and its subsidiaries, from time to time, incentive stock options within the meaning of Section 422 of the Internal Revenue Code, non-statutory stock options (i.e., options that do not meet the definition of incentive stock options as set forth in Section 422 of the Internal Revenue
Code), retroactive stock appreciation rights, restricted stock, deferred shares, or any combination of such awards. The Incentive Plan also authorizes the Company to award to non-employee directors of the Company and its subsidiaries, from time to time, non-statutory stock options, deferred shares, or any combination of such awards. The term of the Incentive Plan is for ten years, and will expire on June 30, 2004 if not earlier terminated by the Board.

     The Incentive Plan is administered by the Personnel Committee or such other committee as may be appointed by the Board, consisting of not less than three disinterested directors of the Company (the "Committee"). The Committee has the authority to select participants from those individuals eligible under the Incentive Plan, to authorize awards under the Incentive Plan, to establish the terms and conditions of any awards, and to interpret and construe any provisions of the Incentive Plan.

     Subject to adjustments as noted below, and prior to giving effect to the proposed amendment, the Incentive Plan currently authorizes the issuance of a total of 985,000 shares of common stock over its ten-year term, to be divided among the various components of the Incentive Plan in such manner as the Committee shall determine. Shares of common stock issued under the Incentive Plan may be newly issued shares, treasury shares, or any combination thereof. The maximum number of shares is subject to adjustment in the event of a reorganization, stock split, stock dividend, combination of shares, merger, consolidation, or other recapitalization of the Company.

     No award granted under the Incentive Plan, and no right or interest therein, is assignable or transferable by a participant, except that option rights may be transferred by will or the laws of descent and distribution. The Board may amend or terminate the Incentive Plan at any time, except the Board may not, without approval by the Company's Shareholders, make any amendment (including the proposed amendment) that would (i) increase the number of available shares under the Incentive Plan, or (ii) change the definition of persons eligible under the Incentive Plan.

     The different types of awards authorized under the Incentive Plan are described below.

     Stock Options. Options granted as incentive stock options within the meaning of Section 422 of the Internal Revenue Code may be granted under the Incentive Plan. The exercise price of an incentive stock option must be at least 100% of the fair market value of the common stock on the date of grant. Thus, a participant who is granted an incentive stock option must pay a price per share upon exercising the option which is at least equal to the fair market price of a share at the time the option was granted. The number of shares of common stock in respect of which incentive stock options are exercisable by any optionee during any calendar year may not have a fair market value (determined at the date of grant) in excess of $100,000. Incentive stock options granted under the Incentive Plan are exercisable for such period or periods (not in the excess of ten years) after the date of grant as are determined by the Committee, except that no incentive stock options may be made exercisable earlier than one year following the date that they are granted. Non-statutory stock options may also be granted under the Incentive Plan, and are exercisable for such period or periods and at such price as the Committee may determine.

     The Committee has the authority, in its discretion, to accelerate the time at which a stock option becomes exercisable, provided that no incentive stock option may be exercisable earlier than one year following the date that it is granted. If an option holder's employment is terminated for any reason other than death or disability within one year following a change of control of the Company, all stock options then held by the optionee become exercisable automatically as of the later of the date of termination or one year after the date the option was granted, and remain exercisable until the end of the exercise period provided in the original grant of the stock option.

     Stock options granted under the Incentive Plan are exercisable only upon the payment in full to the Company of the entire option exercise price (i) in cash, (ii) by the transfer to the Company of shares of common stock (at the fair market value thereof on the date of exercise), or (iii) by a combination of such methods of payment.

     The Incentive Plan provides that each eligible nonemployee director is to receive a non-statutory option to purchase 2,000 shares of common stock on or about January 1 of each year. Each option granted to a nonemployee director is granted at an option price per share equal to the market value per share of the common stock on the date of grant and is fully exercisable upon its date of grant, provided that shares of common stock acquired pursuant to the exercise of such options may not be sold or otherwise transferred by a director within six months of the grant. Each option is exercisable until the earlier of (i) ten years from the date of grant or (ii) termination of the optionee's service on the Board for cause. Notwithstanding the foregoing, to the extent that the Committee determines that grants may be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, the options granted to eligible nonemployee directors shall relate to a number of shares of common stock to be determined based upon the financial performance of the Company. Such financial performance shall be determined based upon factors including (but not limited to) the Company's asset quality, return on equity, and CAMELS rating.

     Retroactive Stock Appreciation Rights. Under the Incentive Plan, the Committee may authorize the surrender of all or a portion of an option right, in exchange for which the optionee will receive a stock appreciation right ("SAR"). A SAR will entitle the holder to receive an amount payable in cash, common stock (valued at the fair market value on the date of exercise), or a combination thereof (as determined by the Committee) up to the excess of the fair market value of a share of the common stock on the date of exercise over the option exercise price per share of such shares, multiplied by the number of shares as to which the holder is exercising the SAR. To the extent an option right is surrendered in exchange for a SAR, such option is cancelled. Conversely, if the optionee elects to exercise the option, the right to receive the related SAR is cancelled to the extent the option is exercised.

     Restricted Stock. An award of restricted stock consists of a specified number of shares of common stock that are transferred to a participant, subject to forfeiture to the Company upon such conditions and for such periods of time as the Committee may determine. A participant may vote and receive dividends on shares of restricted stock awarded, but may not sell, assign, transfer, pledge or otherwise encumber such shares during the forfeiture period. The Committee may also require that the restricted stock be held in escrow until all restrictions and events of forfeiture have lapsed. If a participant's employment terminates for any reason except death or disability prior to expiration of the forfeiture period, all of the participant's restricted stock not already vested will be forfeited and must be surrendered to the Company. If a participant dies or terminates employment because of a disability prior to expiration of the forfeiture period, the forfeiture period will lapse on the date of death or date of disability, provided that such date is at least four years following the date of the award. If a participant's employment is terminated within one year following a change of control for any reason other than death or disability, any remaining forfeiture period will automatically expire on the date employment is terminated. Notwithstanding the foregoing, the Committee has the ability to accelerate the time at which any and all restrictions applying to restricted stock shall lapse.

     Deferred Stock. The Incentive Plan authorizes the issuance of shares of common stock to eligible directors and employees as "deferred stock," with delivery of the shares deferred for later distribution in accordance with the eligible director's or employee's election.

FEDERAL INCOME TAX CONSEQUENCES

     The anticipated federal income tax consequences relating to the different types of awards authorized under the Incentive Plan are described below.

     Upon Grant of Options and SARs. An optionee will not recognize any taxable income at the time a stock option or related SAR is granted, and the Company will not be entitled to a federal income tax deduction at that time.

     Upon Exercise of Incentive Stock Options. No ordinary income will be recognized by the holder of an incentive stock option at the time of exercise. The excess of the fair market value of the shares at the time of exercise over the aggregate option price will be an adjustment to alternative minimum taxable income for purposes of the federal "alternative minimum tax" at the date of exercise. If the optionee holds the shares for the greater of two years after the date the option was granted or one year after the acquisition of such shares, the difference between the aggregate option price and the amount realized upon disposition of the shares will constitute a long-term capital gain or loss, as the case may be, and the Company will not be entitled to a federal income tax deduction. If the shares are disposed of in a sale, exchange or other "disqualifying disposition" within two years after the date of grant or within one year after the date of exercise, the optionee will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the aggregate option price (the "bargain purchase element"), and the Company will be entitled to a federal income tax deduction equal to such amount. The amount of any gain in excess of the bargain purchase element realized upon a "disqualifying disposition" will be recognized as a capital gain to the holder. The Company will not be entitled to a federal income tax deduction for the capital gain amount.

     Upon Exercise of Non-Statutory Stock Options. Upon the exercise of a non-statutory stock option, ordinary income will be recognized by the holder in an amount equal to the excess of the fair market value of the shares purchased at the time of such exercise over the aggregate option price. The Company will be entitled to a corresponding federal income tax deduction. Upon any subsequent sale of the shares, the optionee will generally recognize a taxable capital gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price at the time of the subsequent sale of the shares.

     Upon Exercise of Retroactive Stock Appreciation Rights. Upon the exercise of a SAR, the holder will realize ordinary income on the amount of cash received and/or the then current fair market value of the shares of common stock acquired, and the Company will be entitled to a corresponding federal income tax deduction. The holder's basis in any shares of common stock acquired will be equal to the amount of ordinary income which he or she recognized. Upon any subsequent disposition of acquired shares, any gain or loss will be a taxable gain or loss.

     Restricted Stock. Unless a participant makes the election described below, a participant receiving a grant of restricted stock will not recognize income, and the Company will not be allowed a deduction, at the time such shares of restricted stock are granted. While the restrictions on the shares are in effect, a participant will recognize ordinary income equal to the amount of any dividends received. When the restrictions on the shares are removed or lapse, the excess of fair market value of the shares over the amount (if any) paid by the participant for the shares will be ordinary income to the participant, and will be allowed as a deduction for federal income tax purposes to the Company. Upon disposition of the shares, the gain or loss realized by the participant will be taxable as a capital gain or loss. However, by filing a Section 83(b) election with the Internal Revenue Service within 30 days after the date of grant, a participant's ordinary income will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such participant and deductible by the Company will be equal to the excess of the fair market value of the shares as of the date of grant over the amount paid if any, by the participant for the shares. If such election is made and a participant thereafter forfeits his or her stock, no deduction will be allowed for the amount previously included in the participant's income.

     Deferred Stock. A participant will not recognize any taxable income at the time deferred stock is granted, and the Company will not be entitled to a federal income tax deduction at that time. When shares of the Company's common stock are received by the participant in exchange for the deferred stock, the participant will recognize ordinary income equal to the fair market value of the shares received at that time, and the Company will be entitled to a corresponding federal income tax deduction.

PROPOSED AMENDMENT TO THE INCENTIVE PLAN

     As noted above, 985,000 shares of common stock have been reserved for issuance under the Incentive Plan. All of such shares are now subject to outstanding options and/or were subject to previously granted options which have been exercised, leaving no further shares available for issuance under the Incentive Plan. In order for the Incentive Plan to be able to accomplish its purpose of enabling the Company to continue to attract and retain highly qualified personnel in view of the past and anticipated future growth of the Bank (including the pending merger with First Liberty Bank Corp.), the Board has recommended an increase in the number of shares available for issuance under the Incentive Plan. Accordingly, if approved by the Shareholders at the Meeting, the Incentive Plan would be amended to raise the amount of shares available for issuance under the Incentive Plan from 985,000 to 2,525,000.

AWARDS UNDER THE INCENTIVE PLAN AS AMENDED

     The decision as to whether awards will be granted under the Incentive Plan to specific directors, officers and employees, as well as the timing and amount of any such awards, are within the discretion of the Committee, and generally cannot be predicted at this time. The following table sets forth grants made under the Incentive Plan effective January 1, 2001. Due to the lack of a sufficient number of authorized shares available under the Incentive Plan, the options for Messrs. Belden, Wears, Patton and Wallace have been issued contingent upon approval of the proposed amendment to the Plan at the Meeting. The awards shown below may not be indicative of any future awards which might be granted to the named persons under the Incentive Plan, as amended.

                                                        SHARES OF COMMON STOCK
                 NAME AND POSITION                     UNDERLYING STOCK OPTIONS
-----------------------------------------------        ------------------------

Sanford A. Belden
President and Chief Executive Officer                              29,534

James A. Wears
President, Banking                                                  8,480

Michael A. Patton
President, Financial Services                                       8,480

David G. Wallace
Executive Vice President and
Chief Financial Officer                                             7,823

David J. Elias
President, Chief Executive Officer and Chief
Investment Officer, Elias Asset Management, Inc.                   11,814

Executive Group                                                    66,131

Non-Employee Directors                                             67,340

Non-Executive Officer Employees                                   104,893

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the shares of common stock represented at the Meeting in person or by proxy is required for approval of the proposed amendment to the Incentive Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS SHAREHOLDERS SPECIFY OTHERWISE.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning compensation paid by the Bank to those persons who were, at December 31, 2000, (i) the chief executive officer and (ii) the other most highly compensated executive officers whose annual salary and bonus exceeded $100,000.

                                                    SUMMARY COMPENSATION TABLE

                                                                                                   Long-Term
                                                    Annual Compensation                          Compensation Awards
                              ---------------------------------------------------------------------------------------------------
                                                                                 Other Annual                       All Other
          Name and                                                               Compensation        Stock         Compensation
     Principal Position            Year          Salary ($)     Bonus ($) (1)      ($) (2)        Options (#)         ($)(3)
----------------------------- ---------------  ---------------  --------------- ---------------  ---------------  ---------------
Sanford A. Belden                  2000          450,000          159,200           4,987           23,206          254,177
President and Chief                1999          398,000          159,200           3,270           18,420          227,181
Executive Officer                  1998          350,000          140,000           4,437           15,000          179,368

James A. Wears                     2000          161,500           46,500           3,378            7,230           12,687
President, Banking                 1999          155,000           46,500           4,278            6,275           11,062
                                   1998          149,000           44,700           3,572            5,680           10,602

Michael A. Patton                  2000          161,500           48,450           2,697            7,230           13,983
President, Financial               1999          155,000           46,500           4,446            6,275           12,108
Services                           1998          149,000           44,700           3,385            5,680           12,440

                                   2000          149,000           44,700               0            6,647           26,041
David G. Wallace                   1999          142,500           42,750               0            5,770           21,651
Executive Vice President           1998          137,000           41,100               0            5,240           19,558
and Chief Financial Officer

David J. Elias                     2000          227,628          162,658           2,628              0              3,242
President, Chief Executive
Officer and Chief
Investment Officer, Elias
Asset Management, Inc.

     (1) The amounts shown in this column for Messrs. Belden, Wears, Patton, and Wallace reflect payments under the Company's Management Incentive Plan, an annual cash award plan based on performance and designed to provide incentives for employees. The amount shown in this column for Mr. Elias reflects payments under Mr. Elias's Employment Agreement.

     (2) The amounts disclosed in this column include the reportable value of the personal use of Company-owned vehicles for Messrs. Belden, Wears, Patton, and Elias, which amounted to $4,987, $3,378, $2,697 and $2,628, respectively, in 2000.

     (3) The amounts in this column include: (a) the value of group term life insurance benefits in excess of $50,000 under a plan available to all full-time employees for which Messrs. Belden, Wears, Patton, Wallace, and Elias received $1,340, $743, $1,340, $1,322 and $992 in 2000, respectively; (b) Company contributions to the Employee Savings and Retirement Plan, a defined contribution plan, amounting to $5,250 for Mr. Belden; $3,954 for Mr. Wears; $5,250 for Mr. Patton; $3,974 for Mr. Wallace; and $2,250 for Mr. Elias in 2000;
(c) Company contributions under the Company's Deferred Compensation Plan, amounting to $21,194 for Mr. Belden; $7,393 for Mr. Wears; $7,393 for Mr. Patton; and $6,818 for Mr. Wallace in 2000; and (d) the expense associated with Mr. Belden's supplemental retirement plan, which amounted to $226,393 in 2000, and the expense associated with Mr. Wallace's supplemental retirement plan, which amounted to $13,927 in 2000. The Company does not maintain any "split-dollar" arrangements for any of the named executives.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides further information on grants of stock options pursuant to the Company's Long-Term Incentive Compensation Program in fiscal year 2000 to the named executives as reflected in the Summary Compensation Table on page 13.

                                         % of Total                                                Potential Realizable Value at
                                          Options                                                    Assumed Annual Rates of
                                         Granted to                                                  Stock Price Appreciation
                                         Employees     Exercise or                      Market           for Option Term
                           Options       in Fiscal      Base Price     Expiration      Value on    ----------------------------
         Name            Granted (#)        Year          ($/Sh)          Date        Grant Date        5%              10%
-----------------        -------------  -------------  -------------  -------------  ------------- -----------------------------
Sanford A. Belden           23,206         15.42%         23.125         1/1/10         23.125         337,489        855,264
James A. Wears               7,230          4.80%         23.125         1/1/10         23.125         105,147        266,464
Michael A. Patton            7,230          4.80%         23.125         1/1/10         23.125         105,147        266,464
David G. Wallace             6,647          4.42%         23.125         1/1/10         23.125          96,669        244,977

     Effective January 1, 2000, the Board of Directors issued incentive stock options to Messrs. Belden, Wears, Patton, and Wallace at the then current market price of $23.125 per share. Such options become exercisable over the course of five years, with one-fifth of the options becoming exercisable on January 1, 2001, 2002, 2003, 2004 and 2005.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information for the named executive officers, with respect to (i) stock options exercised in fiscal year 2000, (ii) the number of stock options held at the end of fiscal year 2000, and (iii) the value of in-the-money stock options at the end of fiscal year 2001.

                                                                                                     Value of Unexercised
                                                             Number of Unexercised Options           In-the-Money Options
                             Shares                                 at 12/31/00 (#)                  at 12/31/00 ($) (1)
                           Acquired on         Value        ---------------------------------  ---------------------------------
         Name             Exercise (#)     Realized ($)       Exercisable     Unexercisable      Exercisable     Unexercisable
-----------------        ---------------  ----------------  ---------------------------------  ---------------------------------
Sanford A. Belden             0                0                24,614           54,941           115,608           96,757
James A. Wears                0                0                35,737           18,898           375,019           36,649
Michael A. Patton             0                0                29,687           18,898           270,938           36,649
David G. Wallace              0                0                32,190           19,167           295,050           55,201
David J. Elias                0                0                     0                0                 0                0

    (1) Based on the closing price of the Company's common stock on December 31, 2000 of $24.75 per share.

                               PENSION PLAN TABLE

   Highest Five                            YEARS OF SERVICE
   Year Average       ---------------------------------------------------------
 Compensation (1)       15           20            25         30          35
-----------------     ------       ------        ------      ------     -------
        20,000         2,700        3,600         4,500       5,400      6,300
        50,000         8,203       10,937        13,671      16,406     19,140
       100,000        19,828       26,437        33,046      39,656     46,265
       125,000        25,640       34,187        42,734      51,281     59,827
       150,000        31,453       41,937        52,421      62,906     73,390
       170,000        36,103       48,137        60,171      72,206     84,240

     (1) For 2000, the Internal Revenue Code limits the total compensation that may be taken into account in calculating benefits to $170,000.

     The table above sets forth the estimated annual benefits under the formula adopted for post-1988 years of service, payable upon retirement at age 65 in the form of a single life annuity. Benefits are computed based on the average annual compensation for the highest consecutive five years in the 10 years preceding retirement. The amounts are not subject to any deduction for Social Security. For purposes of calculating the benefit, an employee may not be credited with more than 35 years of service. The base salary and cash award amounts in the Summary Compensation Table on page 13 reflect the covered compensation under the plan for Messrs. Belden, Wears, Patton, Wallace, and Elias. Messrs. Belden, Wears, Patton, Wallace, and Elias have been credited with 8, 30, 30, 12, and 20 years of service, respectively, under the plan.

     The pension plan maintained by the Company is a noncontributory defined benefit plan which is funded by the Company and administered by a retirement committee which consists of persons appointed by the Board of Directors. The plan covers all employees of the Company who have completed one full year of continuous service. The Company first entered into a nonqualified supplemental retirement plan agreement with Mr. Belden in January 1995, with Mr. Wallace in March 1997 and with Messrs. Wears and Patton in January 2001. The Company does not currently maintain a nonqualified retirement plan for Mr. Elias.

EMPLOYMENT AGREEMENTS

     The Company has an employment agreement with Mr. Belden providing for his employment as the Company's President and Chief Executive Officer until December 31, 2002. The agreement requires that Mr. Belden devote his full business time and attention to the performance of his duties for a base salary of $300,000 for 1997, $350,000 for 1998, $400,000 for 1999, and $450,000 for 2000; Mr. Belden's
base salary for 2001 and 2002 is to be negotiated during the year 2000. The agreement may be terminated by the Board for good cause at any time. If Mr. Belden's employment is terminated by the Company prior to December 31, 2002 for reasons other than cause, Mr. Belden will be entitled to severance pay equal to the greater of (i) the sum of Mr. Belden's annual base salary at the time of the termination and the most recent payment to Mr. Belden under the Company's Management Incentive Plan, or (ii) amounts payable to Mr. Belden through the unexpired term of his employment. If Mr. Belden's employment is terminated for reasons other than cause within two years following a change of control, the Company will retain him as a consultant for three years at an annual consulting fee equal to his base salary plus the award to Mr. Belden under the Management Incentive Plan for the year immediately preceding the change in control, will reimburse him for any loss incurred on the sale of his home, and all of his stock options will become fully exercisable. In addition, Mr. Belden may voluntarily terminate his employment within two years following a change in control, in which event Mr. Belden shall be entitled to receive the payments described in the preceding sentence, with the consulting fees to be reduced by any non-Company wages or self-employment income derived by Mr. Belden during the three-year consulting period. As an alternative to paying change of control benefits to Mr. Belden over a three-year period, the Board of Directors may elect, in its sole discretion, to pay all benefits due to Mr. Belden in a single lump sum payment within 90 days following the change of control and Mr. Belden's termination of employment. In the event this lump sum payment is made, the amount of the payment will be increased to hold Mr. Belden harmless from any increased tax liability resulting from the accelerated payment.

     The Company also maintains four year employment agreements with Messrs. Wears, Patton, and Wallace, providing for their continued employment until December 31, 2004. These agreements provide for severance pay, in the event of a termination for reasons other than cause, death, or disability equal to the greater of (i) the sum of the employee's annual base salary at the time of termination and the most recent payment to the employee under the Company's Management Incentive Plan, or (ii) amounts payable to the employee through the unexpired term of his employment. In addition, if the agreement is not renewed at the end of its term (other than by reason of the employee's refusal to negotiate or rejection of a bona fide offer from the Company), the employee is entitled to severance pay equal to one year of the employee's then current annual base salary, provided that such severance pay shall be reduced to the extent that the employee receives wages or self-employment income during the one year period following expiration of the agreement. The agreements also provide change of control benefits which include a three year consulting engagement and accelerated vesting on all outstanding stock options. The employee may voluntarily terminate his employment within two years following a change in control, in which event the employee shall be entitled to full change in control benefits, with his consulting fees to be reduced by any non-Company wages or self-employment income derived by the employee during the three-year consulting period. As an alternative to paying change of control benefits to the employee over a three-year period, the Board of Directors may elect, in its sole discretion, to pay all benefits due to the employee in a single lump sum payment within 90 days following the change of control and the employee's termination of employment. In the event this lump sum payment is made, the amount of the payment will be increased to hold the employee harmless from any increased tax liability resulting from the accelerated payment.

     The Bank has an agreement with Mr. Elias and Elias Asset Management, Inc., a wholly-owned subsidiary of the Bank ("EAM"), providing for Mr. Elias's employment as EAM's president, chief executive officer and chief investment officer until April 3, 2005. The agreement requires that Mr. Elias perform his duties to the best of his abilities and devote his full working time and attention to the business and affairs of EAM. In addition to his base salary, Mr. Elias is entitled to an annual incentive bonus based upon a percentage of EAM's annual adjusted net income, calculated pursuant to a formula set forth in the agreement. The agreement may be terminated by EAM for "cause" (as defined in the agreement) at any time. If Mr. Elias's employment is terminated by EAM without cause, or if Mr. Elias terminates his employment for "good reason" (as defined in the agreement), EAM must, at its option, either (i) pay Mr. Elias a severance benefit equal to the base salary and estimated incentive bonuses that he would otherwise have received during the remaining term of the agreement, or
(ii) unconditionally release Mr. Elias from post-termination non-compete provisions that would otherwise apply under the terms of the agreement. The agreement provides that if Mr. Elias's employment is terminated within two years following a change of control, EAM shall pay him, in a lump sum as soon as practicable following termination, 2.9 times his base salary in effect at the time of termination plus 2.9 times his annual incentive bonus earned during the term of the agreement (provided, however, that if termination occurs prior to July 1, 2002, the average annual incentive bonus shall be deemed to be $300,000); provide him with fringe benefits, or the cash equivalent of such benefits, for a period of 24 months following termination; and treat as immediately vested and exercisable all unexpired stock options.

SUPPLEMENTAL RETIREMENT PLAN AGREEMENTS

     The Company has Supplemental Retirement Plan Agreements with Mr. Belden, Mr. Wallace, Mr. Patton and Mr. Wears.

     Under Mr. Belden's Supplemental Retirement Plan Agreement, the Company must provide Mr. Belden with an annual supplemental retirement benefit which amounts to the sum of (i) 5% of his final five year average salary, for each of his first ten years of service, plus (ii) 2% of his final five year average salary, for each year of service in excess of ten years. The supplemental retirement benefits are reduced by the benefit payable under the Company's pension plan, Mr. Belden's Social Security benefit, the benefits payable from two other pension plans in which Mr. Belden participated prior to joining the Company in 1992, and certain additional amounts. The supplemental retirement benefit is payable at age 65 in the form of an actuarially reduced joint and 50% survivor benefit, provided that benefits payable prior to age 65, or in another form, are subject to the same actuarial adjustments as benefits under the Company's pension plan.

     Under Mr. Wallace's Supplemental Retirement Plan Agreement, the Company must contribute to the Company's deferred compensation plan, on behalf of Mr. Wallace, certain additional amounts as of the last day of each calendar year for which Mr. Wallace is credited with a "Year of Service" under the Company's pension plan. In addition, the Company shall pay Mr. Wallace an annual supplemental retirement benefit equal to the excess (if any) of (i) the annual benefit that he would have earned pursuant to the Company's pension plan if (a) 75% of Mr. Wallace's annual compensation that is disregarded for pension plan purposes solely because of the limit imposed by Internal Revenue Code Section 401(a)(17) is added to the amount of his annual compensation actually taken into account pursuant to the pension plan and (b) Internal Revenue Code Section 415 is disregarded, minus (ii) the annual benefit actually payable to Mr. Wallace pursuant to the pension plan. The benefit described in the preceding sentence is payable at age 65 in the form of an actuarially reduced joint and 50% survivor benefit, provided that benefits payable prior to age 65, or paid in another form, are subject to the same actuarial adjustments as benefits under the Company's pension plan. In the event that Mr. Wallace's employment is terminated within two years following a change in control, Mr. Wallace's Supplemental Retirement Plan Agreement provides for crediting for retirement purposes in the greater amount of actual years of service or 20 years.

     Under the Supplemental Retirement Plan Agreements for Mr. Patton and Mr. Wears, the Company shall pay the employee an annual supplemental retirement benefit equal to the excess (if any) of (i) the annual benefit that the employee would have earned pursuant to the Company's pension plan if (a) 75% of the employee's annual compensation that is disregarded for pension plan purposes solely because of the limit imposed by Internal Revenue Code Section 401(a)(17) is added to the amount of the employee's annual compensation actually taken into account pursuant to the pension plan and (b) Internal Revenue Code Section 415 is disregarded, minus (ii) the annual benefit actually payable to the employee pursuant to the pension plan. The benefit described in the preceding sentence is payable at age 65 in the form of an actuarially reduced joint and 50% survivor benefit, provided that benefits payable prior to age 65, or paid in another form, are subject to the same actuarial adjustments as benefits under the Company's pension plan.


                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     The members of the Personnel Committee of the Bank's Board of Directors during the last fiscal year were William N. Sloan (Chair), Nicholas A. DiCerbo, James A. Gabriel and Lee T. Hirschey. The Personnel Committee reviews and makes recommendations regarding compensation levels and employee benefits. As noted on page 21, the law firms of DiCerbo and Palumbo, of which Director DiCerbo is a partner, and Franklin & Gabriel, of which Director Gabriel is owner, provided legal services to the Bank during 2000.


                        REPORT OF THE PERSONNEL COMMITTEE
                            ON EXECUTIVE COMPENSATION

     The Company has adopted a multi-faceted approach towards compensating all of its employees, including senior management. The underlying philosophy and description of major components of the total compensation program are described below.

Philosophy

     The total compensation program is intended to align compensation with business objectives and enable the Company to attract and retain individuals who are contributing to the long-term success of the Company. Towards this end:

         The Company pays competitively. The Company regularly compares its cash, equity and benefits based compensation practices with those of other companies of similar size, operating in similar geographic market areas, many of which are represented in the stock performance graph included on page 19, and establishes compensation parameters based on that review.

         The Company encourages teamwork. The Company recognizes that its long-term success results from the coordinated efforts of employees working towards common, well established objectives. While individual accomplishments are encouraged and rewarded, the performance of the Company is a determining factor in total compensation opportunities.

         The Company strives for fairness in the administration of pay. The Company strives to ensure that compensation levels accurately reflect the level of accountability that each individual has within the Company; employees are informed of the total compensation program; decisions made regarding individual performance which affect compensation matters are based upon an objective assessment of performance; and all employees have equal access to positions within the Company which provide for increased levels of total compensation.

     The process of assessing performance involves the following:

          1. Prior to the beginning of each fiscal year, the Chief Executive Officer establishes and distributes written goals, which must be approved by the full Board. Those goals include specific financial targets relative to earnings and asset quality. The Company strives to achieve financial results which are in the upper third of the results published by its peer group.

          2. Individuals at each successive level of management establish written goals, which must be approved by their respective managers.

          3. All goals are reviewed on an ongoing basis to ensure that the Company is responding to changes in the marketplace and economic climate, and that accomplishment of retained goals is ensured.

          4. At the end of the fiscal year, performance is evaluated against goals and other key position responsibilities. Such evaluations affect decisions on salary, cash incentive, and stock option matters.

Compensation Programs

     The Company defines itself as a super-community bank which provides products of a more comprehensive and advanced nature than those offered by smaller institutions, while simultaneously providing a level of service which exceeds the service quality delivered by larger regional and money center organizations. The delivery of those products and services, in ways that enhance shareholder value, requires that the Company attract key people, promote teamwork, and reward results. In furtherance of those requirements, the Company maintains the following compensation programs.

   Cash-Based Compensation

          Salary The Company sets base salaries for employees by reviewing the total cash compensation opportunities for competitive positions in the market. In order to more closely align employee compensation to the Company's performance, the Company uses a combination of competitive base salaries and performance incentive opportunities to provide for total compensation that may exceed those in comparable companies which do not generate comparable financial results.

          Management Incentive Plan The Company maintains an annual incentive plan in which 25% of its employees participate. The Company's performance to targeted asset quality, return on equity, and CAMELS rating, which targets are approved by the Board, triggers the payment of cash awards for all employees in this group. Award levels, which amount to a percentage of salary, have been established for different organizational levels within the Company. For Mr. Belden, 100% of his award is determined by the Company's performance relative to the financial targets described above. For Messrs. Wears, Patton, and Wallace, 80% of their respective award opportunities reflect the Company's performance relative to the financial targets, and 20% of their respective award opportunities reflect performance to other quantitative and qualitative goals specific to their areas of responsibility. 100% of Mr. Elias's award opportunity reflects the performance of Elias Asset Management, Inc. relative to certain financial targets as provided in his employment agreement.

   Equity-Based Compensation

          Stock Option Program The purpose of this program is to provide additional incentives to employees to work to maximize shareholder value. The option program serves as an effective tool in recruiting key individuals and utilizes vesting periods to encourage these individuals to continue in the employ of the Company. The Board frequently awards options in years during which the Company has achieved its financial targets. The number of stock options issued generally reflects a percentage of salary; and various percentages have been established for different organizational levels within the Company.

          Restricted Stock The Company has, on occasion, issued limited amounts of restricted stock to individuals to support a variety of business objectives. Examples include: performance unit shares have been issued in start-up and turnaround assignments, with vesting schedules tied to specific performance criteria; and restricted shares have been issued to newly promoted and hired individuals who received initial stock option awards with no in-the-money exercisable value.

     The Company believes that the use of equity-based compensation such as stock options and restricted stock is important in that it aligns the interests of key personnel with those of the Shareholders. In particular, when personnel receive equity-based compensation, their overall compensation is enhanced when the market price of the Company's common stock increases and is adversely affected when the market price of the Company's common stock decreases.

CEO Compensation

     In December 2000, the full Board formally reviewed Mr. Belden's performance for fiscal year 2000, his eighth full year as the Company's President and CEO. Having determined that the Company's level of performance relative to the majority of its previously approved annual and long-term financial targets had been surpassed, the Board, operating under the terms of the Management Incentive Plan disclosed in this Report, authorized the payment of Mr. Belden's cash award for 2000, which amounted to $159,200. Mr. Belden's $450,000 base salary level for 2000 is well supported by competitive wage survey data, and the increase over his 1999 base salary level is well supported by the Company's strategic accomplishments and financial performance during the 1999 evaluation period.

     The foregoing report has been provided by William N. Sloan (Chair), Paul M. Cantwell, Jr., Nicholas A. DiCerbo, James A. Gabriel and Lee T. Hirschey, members of the Personnel Committee.

                             STOCK PERFORMANCE GRAPH

     The following graph compares cumulative total shareholder returns on the Company's common stock over the last five fiscal years to the Russell 2000 Index and the Nasdaq Bank Stocks Index. Total return values were calculated as of December 31 of each indicated year assuming $100 investment on December 31, 1995 and reinvestment of dividends.

                         [GRAPHICAL REPRESENTATION OF DATA CHART]
                                   [data points below)

                              1995        1996        1997     1998      1999      2000
                              ----       ------      ------   ------    ------    ------
Nasdaq Bank Stocks Index       100       126.16      206.38   182.09    167.55    192.14
Russell 2000 Index             100       114.76      138.31   133.54    159.75    153.03
Community Bank System, Inc.    100       127.75      209.46   201.66    165.33    184.78

                             AUDIT COMMITTEE REPORT

     In accordance with its written charter adopted by the Board of Directors (a copy of which is attached as Appendix A), the Bank's Audit/Compliance/Risk Management Committee (which also serves as the Company's Audit Committee) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company and the Bank. The Committee reviews internal and external audits of the Company and the Bank and the adequacy of the Company's and the Bank's accounting, financial, and compliance controls, and investigates and makes recommendations to the Board regarding the appointment of independent auditors.

     In discharging its oversight responsibility as to the audit process, the Audit/Compliance/Risk Management Committee obtained from the Company's independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

     The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also reviewed with management and the independent auditors the audited financial statements of the Company as of and for the fiscal year ended December 31, 2000.

     Based on the above-mentioned reviews and discussions with management and the independent auditors, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

     The foregoing report has been provided by William M. Dempsey (Chair), John
M. Burgess, and William N. Sloan, members of the Audit/Compliance/Risk Management Committee


                                   AUDIT FEES

     The following table sets forth fees billed or expected to be billed to the Company by PricewaterhouseCoopers L.L.P. for: (i) services rendered for the audit of the Company's annual financial statements for fiscal year 2000 and review of quarterly financial statements, (ii) services rendered during fiscal year 2000 for provision of any financial information systems design and implementation, and (iii) all other fees for services rendered during fiscal year 2000. The Audit/Compliance/Risk Management Committee has considered whether the provision of non-audit services is compatible with PricewaterhouseCoopers L.L.P.'s independence.

      Audit Fees...............................................$ 128,000
      Financial Information Systems Design
         and Implementation Fees...............................$       0
      All Other Fees...........................................$ 320,000

                          TRANSACTIONS WITH MANAGEMENT

     Some of the directors and executive officers of the Company and the Bank (and the members of their immediate families and corporations, organizations, trusts, and estates with which these individuals are associated) are indebted to the Bank. However, all such loans were made in the ordinary course of business, do not involve more than the normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rate and collateral requirements, as those prevailing at the same time for comparable loan transactions with unaffiliated persons. No such loan is nonperforming at present. The Company expects that the Bank will continue to have banking transactions in the ordinary course of business with the Company's executive officers and directors and their associates on substantially the same terms, including interest rates and collateral, as those then prevailing for comparable transactions with others.

     Outside of these normal customer relationships, none of the directors or executive officers of the Company or the Bank and no 5% shareholders of the Company (or members of the immediate families of any of the above or any corporations, organizations, or trusts with which such persons are associated) maintains any significant business or personal relationship with the Company or the Bank, other than as arises by virtue of his ownership interest in the Company or his position with the Company or the Bank. The law firms of (i) Franklin & Gabriel, owned by Director Gabriel, provided legal services to the Bank's operations in its Finger Lakes Markets, and (ii) DiCerbo and Palumbo, of which Director DiCerbo is a partner, provided legal services to the Bank's operations in its Southern Region Markets. For services rendered during 2000 and for related out-of-pocket disbursements, DiCerbo and Palumbo received $140,575 from the Bank, and Franklin and Gabriel received $52,800 from the Bank.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and holders of more than 10% of the Company's common stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the common stock. Such persons are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all such filings. Based solely on its review of the copies of such filings received by it and written representations of Reporting Persons with respect to the fiscal year ended December 31, 2000, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 2000.


                              SHAREHOLDER PROPOSALS

     If shareholder proposals are to be considered by the Company for inclusion in a proxy statement for a future meeting of the Company's Shareholders, such proposals must be submitted on a timely basis and must meet the requirements established by the Securities and Exchange Commission for shareholder proposals. Shareholder proposals for the Company's 2002 Annual Meeting of Shareholders will not be deemed to be timely submitted unless they are received by the Company at its principal executive offices by December 5, 2001. Such shareholder proposals, together with any supporting statements, should be directed to the Secretary of the Company. Shareholders submitting proposals are urged to submit their proposals by certified mail, return receipt requested.


                              INDEPENDENT AUDITORS

     PricewaterhouseCoopers L.L.P., Independent Certified Public Accountants, were retained by the Company at the direction of the Board of Directors. The independent auditors have audited the financial statements of the Company for the fiscal year ended December 31, 2000 and performed such other nonaudit services as the Board requested.

     A representative of PricewaterhouseCoopers L.L.P. will be present at the Meeting. This representative will have the opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions from Shareholders.

                                  OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters that may come before the Meeting. However, the Proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.



Date: April 3, 2001                 By Order of the Board of Directors


                                    /s/ DONNA J. DRENGEL
                                    ---------------------------
                                    Donna J. Drengel
                                    Secretary

                                                                      APPENDIX A

                           COMMUNITY BANK SYSTEM, INC.
                               BOARD OF DIRECTORS
                             AUDIT COMMITTEE CHARTER

     The audit committee shall be appointed by the Board of Directors or the nominating committee of the Board of Directors and be composed of outside Directors having basic financial understanding with at least one member having a background in financial analysis, reporting, accounting, management or auditing. No member shall concurrently serve in the control, oversight, or management of fiduciary activities of the Bank nor receive significant compensation for services provided to the Bank, excluding director fees, that would interfere with his or her independence.

     The audit committee shall operate pursuant to a written charter setting forth its duties and responsibilities and this charter shall be reviewed for adequacy, modified as necessary, and approved by the full Board of Directors annually.

     The size of the audit committee shall be appropriate to the organization but no less than three members.

     Rotation of members of the audit committee shall occur at reasonable intervals to provide fresh perspective balanced with strong consideration for continuity.

     The audit committee shall assess its effectiveness periodically.

     The members of the audit committee shall be provided sufficient background information and training to effectively meet their responsibilities. This training and information shall be provided periodically.

     The audit committee shall have access to adequate resources to discharge its responsibilities.

     The audit committee shall meet at least quarterly with special meetings as circumstances warrant. Meeting agenda and supporting materials shall be distributed in advance whenever possible to allow members to appropriately prepare for committee meetings. The audit committee shall report its activities at least quarterly to the full Board.

     The audit committee shall review with management the Company's process of assessing the risk of materially misstating the financial statements, intentionally or unintentionally.

     The audit committee shall review with both the internal auditor and the independent accountant their scope of audit, risk assessment methods, ability to detect fraud or weaknesses in control, and their evaluation of the Company's internal control systems. Special emphasis shall be devoted to data processing controls and computer security. The audit committee shall review and approve the internal audit plan and subsequent changes to the plan. The audit committee shall review the internal audit staffing quality and budget to satisfy itself that internal auditing is adequate to support the internal audit function. The audit committee shall ascertain whether the independent accountant and the internal audit function are performing their duties in accordance with the standards of professional practice.

     The audit committee shall review with the independent accountant all significant variances in the financial statements between years. The audit committee shall reach a determination that the financial statements are complete and consistent with information known to the committee.

     The audit committee shall make inquiries and receive information from the independent accountant regarding appropriateness of accounting principles followed by the Company, changes in accounting principles, and the reason for changes not mandated by the standard setters or regulators and the impact of such changes on the financial statements.

     The audit committee shall inquire and receive from management, the independent accountant, and the director of internal audit periodic reports of any significant accounting or reportable issues and how they were resolved.

     The audit committee shall review the representation letters given by management to the independent accountant within 90 days of delivery.


                                     -A-1-

CBSI AUDIT COMMITTEE CHARTER

     The audit committee shall be advised whenever management seeks a second opinion on a significant accounting issue within 90 days of such action.

     The audit committee shall review management's discussion, analysis, or comments accompanying the financial statements to ensure it is consistent with the financial statement information within 90 days of issuance.

     The audit committee shall obtain full information from the independent accountant about any significant accruals, reserves or charges against reserves that would have a material impact on the financial statements.

     The audit committee shall have access to all interim financial reports that are submitted to any regulatory authority for review purposes.

     The audit committee shall monitor the Company's compliance with all applicable laws and regulations.

     The audit committee shall meet with general or outside counsel when appropriate to discuss legal issues that may have a significant impact on the financial statements.

     The audit committee shall review the status of income tax matters and the adequacy of tax reserves.

     The audit committee shall receive a report of executive officer expenses from the internal auditor, including any unusual use of corporate assets.

     The audit committee shall meet privately with the independent accountant and the director of internal auditing to preserve its and their independence. The audit committee shall instruct both the independent accountant and the director of internal auditing to report any areas that require special attention.

     The audit committee shall ensure the efficient coordination of the independent accountant and the internal auditor to avoid duplication of effort.

     The audit committee shall review and approve the internal audit charter.

     The audit committee shall review and concur in the appointment, performance evaluation, compensation, replacement, and reassignment or dismissal of the director of internal auditing.

     The audit committee shall periodically review the fees and evaluate the performance of the independent accountant with management and receive the result of their peer review. The audit committee shall be involved with the appointment of and concur with the dismissal of the independent accounting firm. The audit committee shall also be apprised of the extent other independent accounting firms are used and understand the rationale for using them. The audit committee shall review the tasks assigned to the independent accountants, including relationships with the Company, to ensure the independence of the auditor is protected. The audit committee shall obtain from the outside auditor a formal written statement consistent with Independence Standards Board Standard No. 1.

     The audit committee shall encourage the CEO's and senior management's active participation in committee meetings with the exclusion of executive sessions. The audit committee shall meet privately at least annually with the CEO and senior management.


                                     -A-2-

                                                                      APPENDIX B
                                                        (COMMISSION FILING ONLY)

                           COMMUNITY BANK SYSTEM, INC.

                  1994 LONG-TERM INCENTIVE COMPENSATION PROGRAM
                                   As Amended

     1. Preamble. Effective as of July 1, 1984, the Board of Directors of Community Bank System, Inc. adopted the Community Bank System, Inc. Long Term Incentive Compensation Program ("1984 Program"). The 1984 Program provided for the granting of incentive stock options, non-statutory stock options, retroactive stock appreciation rights, and restricted stock awards. The 1984 Program also provided that no option could be granted under that program after June 30, 1994.

     This document sets forth the terms of the Community Bank System, Inc. 1994 Long Term Compensation Program ("1994 Program"), which shall become effective as of July 1, 1994, contingent upon the approval of the 1994 Program by the shareholders of Community Bank System, Inc. Options and other rights granted prior to July 1, 1994 pursuant to the 1984 Program shall remain subject to the terms of the 1984 Program and any implementing agreements. Options and other rights described in this 1994 Program document shall be granted after June 30, 1994 in accordance with the terms of this 1994 Program document.

     2. Purpose. The purpose of the 1994 Program is to promote the interests of the Bank by providing current and future directors, officers and other key employees with an equity or equity-based interest in the Bank, so that the interests of such directors and employees will be closely associated with the interest of shareholders by reinforcing the relationship between shareholder gains and compensation.

     3. Eligibility. Directors and Officers of the Bank or its Subsidiaries, and other key employees of the Bank or its Subsidiaries, shall be eligible to participate in the 1994 Program. Employee participants shall be selected by the Committee based upon such factors as the employee's past and potential contributions to the success, profitability, and growth of the Bank.

     4. Definitions. As used in this 1994 Program,

        (a) "Bank" shall mean Community Bank System, Inc.

        (b) "Board of Directors" shall mean the Board of Directors of the Bank.

        (c) "Committee" shall mean the committee appointed by the Board of Directors to administer the 1994 Program in accordance with Paragraph 15.

        (d) "Common Stock" shall mean the Common Stock, no par value, of the Bank.

        (e) "Disinterested Director" shall mean a member of the Board of Directors who has not, at any time within one year prior to the member's participating in the administration of the 1994 Program, received stock, stock options (except for formula awards pursuant to the last paragraph of Paragraph 6 hereof), stock appreciation rights or any other equity security of the Bank pursuant to the 1994 Program or any other plan of the Bank or its affiliates.

        (f) "Eligible Directors and Employees" shall mean persons described in Paragraph 3.

        (g) "Incentive Stock Option" shall mean the right granted to an Eligible Employee to purchase Common Stock under this 1994 Program, the grant, exercise and disposition of which are intended to comply with, and to be governed by, Internal Revenue Code Section 422.

        (h) "Market Value per Share" shall mean, at any date, the fair market value per share of the shares of Common Stock, as described in good faith by the Committee.

        (i) "Non-Statutory Stock Option" shall mean the right granted to an Eligible Employee or Director to purchase Common Stock under this 1994 Program, the grant, exercise and disposition of which are not intended to be subject to the requirements and limitations of Internal Revenue Code
     Section 422.

        (j) "Optionee" shall mean the Eligible Employee or Director to whom an Option Right is granted pursuant to an agreement evidencing an outstanding Incentive Stock Option or Non-Statutory Stock Option.

        (k) "Option Right" shall mean the right to purchase a share of Common Stock upon exercise of an outstanding Incentive Stock Option or Non-Statutory Stock Option.

        (l) "Restricted Stock Award" shall mean an award of Common Stock to an Eligible Employee that is subject to the restrictions described in Paragraph 10 and subject to tax under Internal Revenue Code Section 83.

        (m) "Retroactive Stock Appreciation Rights" shall mean an Eligible Employee's right to receive payments described in Paragraph 9.

        (n) "Subsidiary" shall mean any corporation in which (at the time of determination) the Bank owns or controls, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock issued by the corporation.

     5. Shares Available Under the 1994 Program.

        (a) The shares of Common Stock which may be made the subject of Option Rights, Restricted Stock Awards or Deferred Stock Awards pursuant to this 1994 Program may be either (i) shares of original issue, (ii) treasury shares, (iii) shares held in a grantor trust maintained by the Bank, or
     (iv) a combination of the foregoing.

        (b) Subject to adjustments in accordance with Paragraph 12 of this 1994 Program, the maximum number of shares of Common Stock that may be the subject of Option Rights, Retroactive Stock Appreciation Rights or Restricted Stock Awards granted pursuant to this 1994 Program shall be 2,525,000 shares of Common Stock which are made available by virtue of this 1994 Program.

     6. Grants of Option Rights Generally. The Committee, or the full Board, may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Option Rights to Eligible Directors or Employees. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

         (a) Each grant shall specify whether it is intended as a grant of Incentive Stock Options or Non-Statutory Stock Options.

         (b) Each grant shall specify the number of shares of Common Stock to which it pertains.

                  (c) Each grant shall specify an option price not less than 50% of the Market Value per Share on the date the Option Right is granted.

         (d) Successive grants may be made to the same Eligible Employee whether or not any Option Rights previously granted to such Eligible Employee remain unexercised.

         (e) Upon exercise of an Option Right, the entire option price shall be payable (i) in cash, (ii) by the transfer to the Bank by the Optionee of shares of Common Stock with a value (Market Value per Share times the number of shares) equal to the total option price, or (iii) by a combination of such methods of payment. Payment may not be made with Common Stock issued to the Optionee by the Bank upon his or her prior exercise of an option under this 1994 Program or any other option plan unless the Common Stock received upon that prior exercise shall have been held by the Optionee for at least one year.

         (f) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Bank by any officer designated by the Committee for this purpose and delivered to and accepted by the Eligible Employee and shall contain such terms and provisions, consistent with this 1994 Program, as the Committee may approve.

     As soon as practicable after each January 1 occurring after 1995, each non-employee member of the Board of Directors (or of the board of directors of a Subsidiary whom the Board of Directors has specifically selected, in a written resolution, for participation in this 1994 Program) who has (i) attended at least 75% of the Board of Directors or Board committee meetings he or she was scheduled to attend during the immediately preceding calendar year, (ii) served as a director of the Bank or a Subsidiary on the last day of such calendar year, and (iii) completed at least six months of service on the Board of Directors (or on the board of directors of a Subsidiary) shall be granted a Non-Statutory Stock Option, provided that the first such annual grant of a Non-Statutory Stock Option shall be to purchase 1,160 shares of Common Stock, and each subsequent annual grant of a Non-Statutory Stock Option shall be to purchase 2,000 shares of Common Stock. Notwithstanding the foregoing, to the extent that the Committee determines that grants may be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), each Non-Statutory Stock Option granted pursuant to the preceding sentence shall relate to a number of shares of Common Stock which shall be determined based on the financial performance of the Bank. Such financial performance of the Bank shall be determined based on factors including but not limited to the Bank's return on assets, measures of the Bank's asset quality, and the Bank's CAMELS rating. Each Non-Statutory Stock Option granted pursuant to this paragraph shall be granted at an option price per share equal to the Market Value per share on the date of grant and be fully exercisable upon its date of grant, provided that shares of Common Stock acquired pursuant to the exercise of such a Non-Statutory Stock Option may not be sold or otherwise transferred by a director within six months of such grant.

7. Special Rules for Grants of Incentive Stock Options.

         (a) Notwithstanding Paragraph 6(c), if an Incentive Stock Option is granted to any Eligible Employee who, immediately after such option is granted, is considered to own stock possessing more than ten percent of the combined voting power of all classes of stock of the Bank, or any of its subsidiaries, the option price per share shall be not less than 110 percent of the Market Value per Share on the date of the grant of the option, and such option may be exercised only within five years of the date of the grant.

         (b) The period of each Incentive Stock Option by its terms shall be not more than ten years from the date the option is granted as specified by the Committee.

         (c) The Committee shall establish the time or times within the option period when the Incentive Stock Option may be exercised in whole or in such parts as may be specified from time to time by the Committee, except that Incentive Stock Options shall not be exercisable earlier than one year, nor later than 10 years, following the date the option is granted. The date of grant of each Option Right shall be the date of its authorization by the Committee.

         (d) Except as provided in Paragraph 13, or as may be provided by the Committee at the time of grant, (i) in the event of the Optionee's termination of employment due to any cause, including death or retirement, rights to exercise Incentive Stock Options shall cease, except for those which are exercisable as of the date of termination, and (ii) rights that are exercisable as of the date of termination shall remain exercisable for a period of three months following a termination of employment for any cause other than death or disability, and for a period of one year following a termination due to death or disability. However, no Incentive Stock Option shall, in any event, be exercised after the expiration of ten years from the date such option is granted, or such earlier date as may be specified in the option.

         (e) No Incentive Stock Options shall be granted hereunder to any Optionee that would allow the aggregate fair market value (determined at the time the option is granted) of the stock subject of all post-1986 incentive stock options, including the Incentive Stock Option in question, which such Optionee may exercise for the first time during any calendar year, to exceed $100,000. The term "post-1986 incentive stock options" shall mean all rights, which are intended to be "incentive stock options" under the Internal Revenue Code, granted on or after January 1, 1987 under any stock option plan of the Bank or its Subsidiaries. If the Bank shall ever be deemed to have a "parent", as such term is used for purposes of
     Section 422 of the Internal Revenue Code, then rights intended to be "incentive stock options" under the Internal Revenue Code, granted after January 1, 1987 under such parent's stock option plans, shall be included with the terms of the definition of "post-1986 incentive stock options".

     8. Special Rules for Grants of Non-Statutory Stock Options.

         (a) Except as provided in Paragraph 13, or as may be provided by the Committee at the time of grant, (i) in the event of the Optionee's termination of employment due to death or disability, rights to exercise Non-Statutory Stock Options that are exercisable as of the date of termination shall remain exercisable for two years following termination,
     (ii) in the event of the Optionee's termination of employment due to any other reason, the rights to exercise Non-Statutory Stock Options that are exercisable as of the date of termination shall remain exercisable for three months following termination, and (iii) the right to exercise Non-Statutory Stock Options that are not exercisable as of the date of termination shall be forfeited.

         (b) The Bank shall not issue stock certificates to an Optionee who exercises a Non-Statutory Stock Option, unless payment of the required lawful withholding taxes has been made to the Bank by check, payroll deduction or other arrangements satisfactory to the Committee.

         (c) Notwithstanding any other provision of this 1994 Program to the contrary and except as provided in Paragraph 13 hereof, Non-Statutory Stock Options issued pursuant to the last paragraph of Paragraph 6 shall be exercisable until the earlier of (i) the expiration date that the Committee specifies in the grant of the Non-Statutory Stock Options, or (ii) termination of the Optionee's service on the Board of Directors for Just Cause, or (iii) an earlier date designated by the Committee. For the purposes of this Paragraph 8(c), "Just Cause" shall mean, in the good faith determination of the Committee, the Optionee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order. Additionally, in the event that the Committee, in its sole discretion, determines that an Optionee who has left service with the Bank or Subsidiary engaged in misconduct which would have constituted Just Cause for dismissal if the Optionee were then serving with the Bank or a Subsidiary, then the Committee may rescind, without the consent of the Optionee, any or all unexercised Option Rights held by the Optionee.

     9. Retroactive Stock Appreciation Rights.

     Upon such conditions and limitations it deems advisable, the Committee may authorize (a) the surrender of the right to exercise all or a portion of an Option Right granted under the 1994 Program that is exercisable at the time of surrender, and (b) the payment in exchange for the surrender of an amount of up to the excess of the Market Value per Share at the time of surrender of the shares covered by the option, or portion thereof, surrendered over the option price of such shares. Such payment may be made in shares of Common Stock valued at fair market value or in cash or partly in cash and partly in shares of Common Stock, at the Committee's sole discretion. The shares of Common Stock covered by any Option Right, or portion thereof, as to which the right to purchase has been so surrendered shall not again be available for purposes of Option Rights under the 1994 Program.

     10. Restricted Stock Awards.

         (a) Shares of Common Stock granted pursuant to a Restricted Stock Award issued under the 1994 Program (except as otherwise provided in the 1994 Program) shall not be sold, exchanged, transferred, assigned, pledged, hypothecated, or otherwise disposed of, for the period of time determined by the Committee in its absolute discretion (the "Forfeiture Period"). Except as provided in Paragraph 13, or as may be provided by the Committee at the time of grant, if the recipient's employment with the Bank or any of its Subsidiaries terminates prior to the expiration of the Forfeiture Period for any reason other than death or disability, the recipient shall, on the date employment terminates, forfeit and surrender to the Bank the number of shares of Common Stock with respect to which the Forfeiture Period has not expired as of the date employment terminates. If Common Stock is forfeited, dividends paid on those shares during the Forfeiture Period may be retained by the recipient.

         (b) Upon each grant of a Restricted Stock Award, the Committee shall fix the Forfeiture Period. Each certificate of Common Stock issued pursuant to the Restricted Stock Award shall bear a legend to reflect the Forfeiture Period until the Forfeiture Period expires. As a condition to issuance of Common Stock to an Eligible Employee, the Committee may require the Eligible Employee to enter into an agreement providing for the Forfeiture Period and such other terms and conditions that it prescribes, including, but not limited to, a provision that Common Stock issued to the to the Eligible Employee shall be held by an escrow agent until the Forfeiture Period lapses. The Committee also may require a written representation by the Eligible Employee that he or she is acquiring the shares for investment.

         (c) When the Forfeiture Period with respect to shares of Common Stock lapses, a certificate for such shares shall be issued, free of any escrow; such certificate shall not bear a legend relating to the Forfeiture Period.

         (d) Each Eligible Employee shall agree, at the time he or she receives a Restricted Stock Award and as a condition thereof, to pay or make arrangements satisfactory to the Committee regarding the payment to the Bank of any federal, state or local taxes of any kind required by law to be withheld with respect to any award or with respect to the lapse of any restrictions on shares of restricted Common Stock awarded under this 1994 Program, or the waiver of any forfeiture hereunder, and also shall agree that the Bank may, to the extent permitted by law, deduct such taxes from any payments of any kind due or to become due to such recipient from the Bank, sell by public or private sale, with ten days notice or such longer notice as may be required by applicable law, a sufficient number of shares of Common Stock so awarded in order to cover all or part of the amount required to be withheld, or pursue any other remedy at law or in equity. In the event that the recipient of shares of Common Stock under this 1994 Program shall fail to pay to the Bank all such federal, state and local taxes, or to make arrangements satisfactory to the Committee regarding the payment of such taxes, the shares to which such taxes relate shall be forfeited and returned to the Bank.

         (e) The Committee shall have the authority at any time to accelerate the time at which any or all or the restrictions set forth in this 1994 Program with respect to any or all shares of restricted Common Stock awarded hereunder shall lapse.

         (f) If an Eligible Employee dies, or terminates employment with the Bank because of disability before the expiration of a Forfeiture Period, the Forfeiture Period on any Common Stock owned by the Eligible Employee shall lapse on the date of death or on the date that employment terminates because of disability, provided such date is not less than four years subsequent to the date of the award. If the date of death or disability is within four years of the date of the awards, the Committee, in its sole discretion, can waive the Forfeiture Period as to any or all of the stock.

     10A. Deferred Stock Awards. The Committee may make awards to Eligible Directors and Employees, in lieu of cash compensation for future services, in the form of freely-transferable shares of Common Stock whose delivery is deferred for later distribution in accordance with the Eligible Director's or Employee's election. An Eligible Director's or Employee's most recent distribution election pursuant to this paragraph shall be honored if made either
(i) more than one year before the date on which the Eligible Director or Employee terminates service for any reason, or (ii) before March 18, 1998, or
(iii) more than 90 days before a Change in Control. Nevertheless, beneficiary designations made pursuant to executed Distribution Election Forms shall be revocable during the Eligible Director's or Employee's lifetime and the Eligible Director or Employee may, by submitting an effective superseding distribution election form at any time or from time to time, prospectively change the designated beneficiary and the manner of payment to a beneficiary.

     11. Transferability. No Option Right shall be transferable by an Optionee other than by will or the laws of descent and distribution. Option Rights shall be exercisable during the Optionee's lifetime only by the Optionee. Other rights granted pursuant to this 1994 Program also shall not be subject to assignment, alienation, lien, transfer, sale or exchange.

     12. Adjustments. The Committee may make or provide for such adjustments in the maximum number of shares of Common Stock specified in Paragraph 5 of this 1994 Program, in the numbers of shares of Common Stock covered by other rights granted hereunder, and in the prices per share applicable under all such rights, as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Optionees that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Bank, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or any other transaction or event having an effect similar to any of the foregoing.

     13. Change in Control.

         (a) Notwithstanding any other term or provision of this 1994 Program, in the event the employment of an Eligible Employee is terminated, for any reason other than death or disability, within one year following a "Change in Control" (as defined in (b) below):

            (i) all Option Rights granted to the Eligible Employee under this 1994 Program prior to the date of termination, but not exercisable as of such date, shall become exercisable automatically as of the later of the date of termination or one year after the date the Option Right was granted;

            (ii) any Option Right that is exercisable as of the date of termination, or that becomes exercisable pursuant to (i) above, shall remain exercisable until the end of the exercise period provided in the original grant of the Option Right (determined without regard to the Eligible Employee's termination of employment); and

            (iii) any Forfeiture Period (with respect to a Restricted Stock
                  Award) that shall be unexpired as of the date of termination shall expire automatically as of such date.

         (b) For purpose of this 1994 Program, a "Change of Control": shall mean the occurrence of any one of the following events: (1) any "person" including a "group" as determined in accordance with the Section 13(d)(3) of the Securities Exchange Act of 1934 ("Exchange Act"), is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding securities; (2) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; (3) the Company is merged or consolidated with another corporation and as a result of the merger or consolidation less than 70 percent of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former stockholders of the Company, other than (A) affiliates within the meaning of the Exchange Act, or (B) any party to the merger or consolidation; (4) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding voting securities; or (5) the Company transfers substantially all of its assets to another corporation which is not controlled by the Company. The following events shall also constitute a "Change in Control" for purposes of this Plan: (i) the election of a director of the Company who is not nominated by its Board of Directors; (ii) the approval, by the Company's stockholders, of a proposal to pursue a transaction in which the Company would not be the surviving or controlling entity. For purposes of this Section 13, the term "Company" shall mean Community Bank System, Inc.

     14. Fractional Shares. The Bank shall not be required to issue any fractional shares of Common Stock pursuant to this 1994 Program. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

     15. Administration of the 1994 Program.

         (a) This 1994 Program shall be administered by the Committee, which shall consist of not less than three Disinterested Directors.

         (b) The Committee shall have the power to interpret and construe any provision of this 1994 Program. The interpretation and construction by the Committee of any provision of this 1994 Program or of any agreement evidencing the grant of rights hereunder, and any determination by the Committee pursuant to any provision of this 1994 Program or of any such agreement, shall be final and binding. No member of the Committee shall be liable for any such action or determination made in good faith.

     16. Amendments, Termination, Etc.

         (a) This 1994 Program may be amended from time to time by resolutions of the Board of Directors, provided that no such amendment shall (i) increase the maximum numbers of shares of Common Stock specified in Paragraph 5 of this 1994 Program (except that adjustments authorized by Paragraph 12 of this 1994 Program shall not be limited by this provision), or (ii) change the definition of "Eligible Employees", without further approval by the stockholders of the Bank.

         (b) The Committee may, with the concurrence of the affected Optionee, cancel any agreement evidencing Option Rights granted under this 1994 Program. In the event of such cancellation, the Committee may authorize the granting of new Option Rights (which may or may not cover the same number of shares which had been the subject of the prior agreement) in such manner, at such option price and subject to the same terms and conditions as, under this 1994 Program, would have been applicable had the canceled Option Rights not been granted.

         (c) In the case of any Option Right not immediately exercisable in full, the Committee in its discretion may accelerate the time at which the Option Right may be exercised, subject to the limitation described in Paragraph 7(c).

         (d) Notwithstanding any other provision of the 1994 Program to the contrary, (i) the 1994 Program may be terminated at any time by resolutions of the Board of Directors, and (ii) no rights shall be granted pursuant to this 1994 Program after June 30, 2004.

                              [FORM OF PROXY CARD]

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           COMMUNITY BANK SYSTEM, INC.
                             5790 WIDEWATERS PARKWAY
                           DEWITT, NEW YORK 13214-1883


     The undersigned hereby appoints Charles M. Ertel and Donna J. Drengel, proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Community Bank System, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held May 2, 2001 or any adjournment thereof.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

--------------------------------------------------------------------------------

[X]      Please mark your votes as indicated in this example

ITEM 1:  ELECTION OF DIRECTORS               FOR      WITHELD
Nominees:   John M. Burgess
            Nicholas A. DiCerbo
            James A. Gabriel                [ ]        [ ]


WITHHELD FOR: (Write that nominee's name in the space provided below.)

-------------------------------------------------

ITEM 2: Amendment To The Community         FOR      AGAINST      ABSTAIN
        Bank System, Inc. 1994
        Long Term Incentive
        Compensation Program               [ ]        [ ]          [ ]

In their discretion, such attorneys-in-fact and proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed will be voted as directed herein by the undersigned.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.


Please check at right to indicate whether
you plan to attend the Annual Meeting.           Will Attend    Will Not Attend
                                                     [ ]             [ ]


Signature___________________Signature__________________________Date____________
Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.